CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS








As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K/A into National Service Industries, Inc.'s previously filed Registration Statement covering the National Service Industries Retirement and 401(k) Plan.



/s/ Arthur Andersen LLP
    Arthur Andersen LLP



Atlanta, Georgia
July 24, 1995